UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 9, 2024

Date of Report (Date of earliest event reported)

Shonghoya Intl. Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52323	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

401 Ryland st, ste 200a, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (661) 519-5708

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other events

Shonghoya Intl. Group, Inc. (the "Company") announces that its new management team has decided to revive the Company's operations by launching a groundbreaking initiative focused on artificial intelligence (AI) in investment raising. This strategic shift focuses on establishing the Company's presence in developing an AI-powered platform designed to connect investors and fundraisers, streamlining the capital-raising process through advanced technology. The new platform will leverage AI-driven analytics, matchmaking algorithms, and data visualization tools to enhance efficiency, transparency, and accessibility for all stakeholders in the investment ecosystem. This decision aligns with the Company's vision to innovate within the financial technology sector and respond to the growing demand for digital transformation in investment activities. Management believes this initiative positions Company to capture emerging opportunities in the AI and fintech industries while revitalizing shareholder value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHONGHOYA INTL. GROUP, INC.

Date: December 9, 2024	By:	/s/ Danping Sheng
President and CEO